UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road
Concord, Ontario L4K 2N6 Canada
(Address of principal executive offices)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Definitive Material Agreement.
On July 26, 2021, Masonite International Corporation (the “Company”) issued $375,000,000 aggregate principal amount of its 3.50% Senior Notes due 2030 (the “Notes”), pursuant to the Indenture, dated as of July 26, 2021 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Notes are guaranteed by Masonite Luxembourg S.à r.l., a private limited liability company organized and established under the laws of the Grand Duchy of Luxembourg, as well as each of the Company’s wholly-owned existing or subsequently organized Canadian subsidiaries, subject to certain exceptions.
The Notes will mature on February 15, 2030. Interest on the Notes is payable semi-annually in arrears in cash on February 15 and August 15 of each year, commencing on February 15, 2022.
The Company may redeem all or part of the Notes at any time prior to August 15, 2029 at a price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date and an “Applicable Premium,” as described in the Indenture. The Company may redeem the Notes at any time on or after August 15, 2029 at a price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date.
Upon the occurrence of certain events constituting a Change of Control Triggering Event, the Company will be required to make an offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Indenture contains certain covenants that limit the Company’s and the Guarantors’ ability and the ability of their restricted subsidiaries to, among other things, create or incur liens; enter into sale and lease-back transactions and merge or consolidate with other entities. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.
The foregoing description of the Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture, incorporated by reference hereto as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2021, the Board of Directors (the “Board”) of the Company increased the size of the Board of Directors from ten to eleven and appointed Barry A. Ruffalo as a director, effective immediately. Mr. Ruffalo was also appointed to the Human Resources and Compensation Committee of the Board at the same time. Mr. Ruffalo is the President and CEO of Astec Industries, Inc.
Mr. Ruffalo is eligible to participate in the Company's non-employee director compensation program, which consists of equity and cash compensation, as described on page 25 of the Company's Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2021, relating to the Company’s 2021 annual general meeting of shareholders. In addition, Mr. Ruffalo entered into the Company's standard indemnification agreement, the form of which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2021, filed with the SEC on February 25, 2021.
There are no arrangements or understandings between Mr. Ruffalo and any other persons pursuant to which any of them were selected as a director of the Company. Mr. Ruffalo has no direct or indirect material interest in any transaction or currently proposed transaction in which the Company is a participant that is required to be reported under Item 404(a) of Regulation S-K.
On July 27, 2021, the Company issued a press release announcing the appointment of Mr. Ruffalo to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 8.01	Other Events.
On July 26, 2021, the Company completed the redemption of all $300,000,000 aggregate principal amount outstanding of its existing 5.750% Senior Notes Due 2026 at a redemption price equal to 100% of the principal amount thereof, plus a "make-whole" premium, plus accrued and unpaid interest thereon to, but not including, the redemption date of July 24, 2021.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 26, 2021, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 3.50% Senior Notes due 2030
4.2	Form of 3.50% Senior Notes due 2030 (included in Exhibit 4.1)
99.1	Press release issued by Masonite International Corporation on July 27, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	July 27, 2021	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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